EXHIBIT 10.3


                         BOISE CASCADE CORPORATION

            1983 BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN

                    (As Amended Through July 29, 1999)

     1. PURPOSE OF THE PLAN. The purpose of the Boise Cascade Corporation 1983 Board of Directors Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade Corporation (the "Company") by providing directors of the Company the opportunity to defer a portion or all of their Compensation and thereby encourage their productive efforts.

     2.     DEFINITIONS.

            2.1 CHANGE IN CONTROL. A Change in Control shall be deemed to have occurred if:

                    (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.1(c)(i) shall not be deemed to be a Change in Control of the Company; or

                    (b) The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

                    (c) The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (i) a merger or consolidation which would result in both (a) continuing directors continuing to constitute at least 66 2/3% of the number of directors of the combined entity immediately following consummation of such merger or consolidation and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.1(c)(i) shall not be deemed to be a Change in Control of the Company; or

                    (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                    For purposes of this section and Section 2.12, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                    For purposes of this section and Section 2.12, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

            2.2 COMMITTEE. The Executive Compensation Committee of the Company's Board of Directors or any successor to the Committee.

            2.3 COMPENSATION. A Participant's fees for personal services rendered by a Participant as a director of the Company during a calendar year. Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursements.

            2.4 DEFERRED COMPENSATION AGREEMENT. A written agreement between a Participant and the Company, whereby a Participant agrees to defer a portion of his or her Compensation pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

            2.5 DEFERRED COMPENSATION AND BENEFITS TRUST. The irrevocable trust (the "DCB Trust") established by the Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency.

            2.6 DIRECTOR. A member of the Board of Directors of Boise Cascade Corporation as elected by the shareholders.

            2.7 EARLY BENEFIT COMMENCEMENT DATE. The first day of the month following a Participant's Termination for reasons other than death prior to attainment of age 72 or, after the 4-year deferral, the date selected by a Participant to begin benefit payments. An election to begin benefit payments must be made prior to January 1 of the year in which benefits commence.

            2.8 MINIMUM DEATH BENEFIT. The Minimum Death Benefit shall be a multiple of the total amount of Compensation to be deferred over the 4-year period. The multiple shall be determined according to the Participant's age at the beginning of the Plan (January 1, 1984):

                                          Multiple
                                        of Deferred
               Age                      Compensation
             __________                 ____________

            65 and over                      2
            60                               3
            55                               4
            50                               5

                    The Multiple shall be interpolated to the Participant's age on his or her last birth date on the date the Participant begins deferrals under the Plan. For example, age 54 would have a multiple of 4.2.

            2.9 MOODY'S PLUS 4%. The Company shall accumulate the Participant's deferred compensation with monthly interest equivalent to an annualized rate of 4% more than Moody's Composite Average of Yields on Corporate Bonds for the preceding calendar month as determined from Moody's Bond Record published by Moody's Investor's Service, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by the Board.

            2.10 NORMAL BENEFIT COMMENCEMENT DATE. The first day of the month on or after a Participant's 72nd birthday.

            2.11 PARTICIPANT. A Director who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

            2.12 POTENTIAL CHANGE IN CONTROL. A Potential Change in Control of the Company shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the company; (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, unless that Person has filed a schedule under Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated under Section 13, and that schedule (including any and all amendments) indicates that the Person has no intention to (a) control or influence the management or policies of the Company, or (b) take any action inconsistent with a lack of intention to control or influence the management or policies of the Company; or (iv) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

            2.13 TERMINATION. The Participant's ceasing to be a Director of the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement, or death.

     3. ADMINISTRATION AND INTERPRETATION OF THE PLAN. The Committee shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Committee may also adopt any rules it deems necessary to administer the Plan. The Committee's responsibilities for administration and interpretation of the Plan shall be exercised by Company employees who have been assigned those responsibilities by the Company's management. Any Company employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Committee with respect to those responsibilities, unless limited in writing by the Committee. Any Participant may appeal any action or decision of these employees to the Company's General Counsel and may request that the Committee reconsider decisions of the General Counsel. Any interpretation by the Committee shall be final and binding on the Participants.

     4.     PARTICIPANT COMPENSATION DEFERRAL.

            4.1 COMPENSATION DEFERRAL. Prior to December 20, 1983, a Director who wishes to participate in the Plan shall execute a written Deferred Compensation Agreement, in the format provided by the Company, whereby the Director elects to defer a portion of his or her Compensation otherwise earned and payable on or after January 1, 1984. The amount of annual Compensation to be deferred shall be a minimum of $5,000 per year and increments of $1,000 up to all Compensation. The period during which Compensation is deferred shall be the 4 calendar years immediately following 1983. The amount deferred shall result in corresponding reductions in the Compensation payable to a Participant.

            4.2 NEW DIRECTORS. A Director who first attains such status subsequent to January 1, 1984, shall be entitled to participate in the Plan for all full calendar years after being elected a Director and prior to January 1, 1988, and shall be bound by all terms and conditions of the Plan.

            4.3 ALTERATION OF COMPENSATION DEFERRAL. The amount of Compensation to be deferred, once selected by a Participant, shall be irrevocable except upon written approval by the Committee. A request to alter the amount of Compensation deferred shall be submitted by a Participant in writing to the Committee prior to January 1 of the year that such modification is requested and shall detail the reasons for the modification. If a modification of the deferral amount is granted by the Committee, the modification shall be effective for all future years of participation, and all benefits under the Plan shall be adjusted to reflect the new deferred amount and also to reflect any costs incurred by the Company to effect the adjusted benefits payable to the Participant.

            4.4 PRIOR DEFERRALS. A Participant may transfer to this Plan any account balance that he or she may have as of December 31, 1983, under the Boise Cascade Corporation Directors' Deferred Compensation Policy, adopted December 16, 1971. The election to transfer must be made prior to December 31, 1983.

     5.     PAYMENT OF DEFERRED AMOUNTS.

            5.1 PARTICIPANT ACCOUNT. The Company shall maintain for each Participant an account by accumulating his or her deferred
Compensation and, each month, the account shall be updated with a monthly rate of interest equal to Moody's plus 4%.

            5.2 PLAN BENEFITS. Upon Early or Normal Benefit Commencement Date, a Participant shall be paid his or her account in a lump sum or in equal quarterly installments calculated to distribute his or her account plus accrued interest for a period of not more than 15 years. Unpaid balances under the installment election continue to earn interest at the rate of Moody's plus 4%. The Participant shall elect the method of payment prior to the calendar year in which the first installment is made.
 If a Participant does not make an election, his or her account shall be paid out in quarterly installments over 15 years. A Participant may request a change in the payout election any time prior to January 1 of the year benefits are first scheduled to be paid, provided that the request is received by the Committee at least 30 days prior to the first date benefits are scheduled to be paid. The changed payout election must be one of the payout options in the original deferral agreement. Such request must be in writing and shall be approved or denied at the sole discretion of the Committee. No change will be permitted that would allow a payment to be made earlier than originally elected in the Deferred Compensation Agreement.

            5.3 PAYMENT ON DEATH AFTER BENEFITS COMMENCE. If a Participant dies after his or her benefits have commenced and prior to the distribution of his or her entire account, his or her beneficiary shall receive any benefit payments that would have been paid to the Participant.
 In lieu of the monthly benefit payments, upon the request of the Participant's beneficiary, the Company may, in its sole discretion, make a lump-sum payment to the Participant's beneficiary.

            5.4 DEATH BENEFIT. If a Participant should die while a Participant in the Plan and prior to the commencement of Plan distributions, the Company shall pay his or her designated beneficiary or beneficiaries the greater of the accumulated account balance or the Minimum Death Benefit.

                    Notwithstanding any provision in this Plan to the contrary, a Participant or Beneficiary may at any time request a single lump-sum payment of the amount credited to an account or accounts of the Participant under the Plan. The amount of the payment shall be equal to
(i) the Participant's accumulated account balance under the Plan as of the payment date, reduced by (ii) an amount equal to 10% of such accumulated account balance. This lump-sum payment shall be subject to withholding of federal, state, and other taxes to the extent applicable. This request must be made in writing to the Committee. The lump-sum payment shall be made within 30 days of the date on which the Committee received the request for the distribution. If a request is made under this provision, the Participant shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company, including this Plan, for a period of 12 months after such request is made. In addition, in such event any deferred compensation agreement under any nonqualified deferred compensation plan of the Company shall not be effective with respect to Compensation payable to the Participant during this 12-month period.

            5.5     RECIPIENTS OF PAYMENTS; DESIGNATION OF BENEFICIARY.
All payments to be made by the Company shall be made to the Participant, if living. If a Participant dies before receiving all benefit payments, all subsequent payments under the Plan shall be made to the beneficiary or beneficiaries of the Participant. The Participant shall designate a beneficiary by filing a written notice of such designation with the Company in such form as the Company may prescribe. If no designation is in effect at the time when any benefits payable under this Plan become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

     6.     MISCELLANEOUS.

            6.1 ASSIGNABILITY. A Participant's rights and interests under the Plan may not be assigned or transferred except, in the event of the Participant's death, to his or her designated beneficiary, or in the absence of a designation, by will or to his or her legal representative.

            6.2 TAXES. The Company shall deduct from all payments made under this Plan all applicable federal or state taxes required by law to be withheld.

            6.3 CONSTRUCTION. The Plan shall be construed according to the laws of the state of Idaho.

            6.4 FORM OF COMMUNICATION. Any election, application, claim, notice or other communication required or permitted to be made by a Participant to the Committee or the Company shall be made in writing and in such form as the Company shall prescribe. Such communication shall be effective upon receipt by the Company's Salaried and Executive Compensation Manager at 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001.

            6.5     UNSECURED GENERAL CREDITOR.  Except as provided in
Section 8, Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be an unfunded and unsecured promise of the Company to pay money in the future.

     7. AMENDMENT AND TERMINATION. The Company, acting through the Board of Directors or any committee of the Board of Directors, may, at its sole discretion, amend or terminate the Plan at any time, provided that the amendment or termination shall not adversely affect the vested or accrued rights or benefits of any Participant without the Participant's prior consent.

     8. DEFERRED COMPENSATION AND BENEFITS TRUST. Upon the occurrence of any Potential Change in Control of the Company, the Company shall transfer to the DCB Trust an amount of cash, marketable securities, or other property acceptable to the trustee equal in value to 105% of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the DCB Trust, to pay the Company's obligations under this Plan (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust. In addition, from time to time, the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee as may be necessary in order to maintain the Funding Amount with respect to this Plan.

            Upon a Change in Control of the Company, the assets of the DCB Trust shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits. The Company and any successor shall continue to be liable for the ultimate payment of those benefits.